UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2006 (June 28, 2006)

Engineered Support Systems, Inc. Employee Stock Ownership Plan

(Exact name of registrant as specified in its charter)

Delaware	001-08533	13-2632319
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

201 Evans Lane, St. Louis, Missouri, 63121
(Address of principal executive offices)

(314) 553-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant’s Certifying Accountant

On June 28, 2006, RubinBrown LLP ("RubinBrown") was appointed as the independent accountant for Engineered Support Systems, Inc. Employee Stock Ownership Plan (the "Plan") for the year ended December 31, 2005, and on June 28, 2006, PricewaterhouseCoopers LLP ("PwC") was dismissed as the independent accountant for the Plan. The change in accountants was required because PwC, a service provider to DRS Technologies, Inc. ("DRS"), was no longer considered independent when DRS acquired Engineered Support Systems, Inc. on January 31, 2006. The appointment of RubinBrown was approved by the Pension Committee of DRS.

The reports of PwC on the financial statements of the Plan for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2004 and 2003, and through June 28, 2006 there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Plan's financial statements for such years.

During the fiscal years ended December 31, 2004 and 2003, and through June 28, 2006, there were no "reportable events" with respect to the Plan as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2004 and 2003, and through June 28, 2006, the Plan did not consult with RubinBrown with respect to the Plan regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Plan provided a copy of the foregoing disclosures to PwC prior to the date of the filing of this report and requested PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of the letter furnished by PwC will be filed not later than 10 days from the filing of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGINEERED SUPPORT SYSTEMS, INC. EMPLOYEE STOCK OWNERSHIP PLAN

	By:	DRS Technologies, Inc.
Plan Administrator

Date: June 28, 2006	By:	/s/ Richard A. Schneider
		Name:	Richard A. Schneider
		Title:	Executive Vice President,
Chief Financial Officer